UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2012

GLOBAL STEVIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54522	27-1833279
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Office No. 68, Truong Chinh St.,
Hanoi, Vietnam
 (Address of principal executive offices)

(84) 966015062
(Registrant’s telephone number, including area code)

___________________________________________
 (Registrant’s former name, address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to Global Stevia Corp.

Change of Control and Reorganization

On May 31, 2012, Matthew Christopherson, our sole director and officer, acquired a total of 2,600,000 pre-split shares of our common stock from Vanessa Gillis and Jessica Bradshaw, our former directors and officers, in a private transaction for an aggregate total of $30,000.

As part of the sale of her shares, Ms. Gillis agreed to extinguish all debts owed to her by our company.

On June 14, 2012, we filed Articles of Merger with the Nevada Secretary of State to change our name from Guru Health Inc., to Global Stevia Corp.; effected by way of a merger with our wholly-owned subsidiary Global Stevia Corp., which was created solely for the name change.

Also on June 14, 2012, we filed a Certificate of Change with the Nevada Secretary of State to give effect to a forward split of our authorized and issued and outstanding shares of common stock on a 13 new for one (1) old basis and, consequently, our authorized capital increased from 75,000,000 to 975,000,000 shares of common stock and our issued and outstanding shares of common stock increased from 4,600,000 to 59,800,000 shares of common stock, all with a par value of $0.001.

These amendments became effective on June 18, 2012 upon approval from the Financial Industry Regulatory Authority ("FINRA").

On July 10, 2012 we entered into two separate agreements with Stevia Global Trading Joint Stock Company, a Vietnamese company (“Stevia Global Vietnam”).  The first is a growing and supply agreement pursuant to which we have agreed to purchase all of Stevia Global Vietnam’s stevia leaf product grown at its facilities for a period of one year (the “Growing and Supply Agreement”).  The second is a stock purchase agreement between our company, Stevia Global Vietnam and all of Stevia Global Vietnam’s shareholders pursuant to which, we have agreed to acquire 95% of the issued and outstanding capital in Stevia Global Vietnam in consideration for $300,000 to be paid in six equal installments of $50,000 each between the signing of the agreement and June 15, 2013.

Form 10 Information Disclosure

As disclosed elsewhere in this report, on July 10, 2012, we entered into two separate agreements with Stevia Global Vietnam for the acquisition of 95% of Stevia Global Vietnam and the purchase of all stevia leaf product grown by Stevia Global Vietnam for a period of one year.  On the date of the execution of both agreements we ceased to be a shell and began operations as a stevia cultivation management and distribution company.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to our business operations as a stevia cultivation and distribution company after the execution of the above agreements, except that information relating to periods prior to the date of the execution of such agreements.

Description of Business

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements.  To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “may,”, “anticipates”, “believes”, “should”, “intends”, “estimates”, and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, without limitation, marketability of our products; legal and regulatory risks associated with the share exchange our ability to raise additional capital to finance our activities; the effectiveness, profitability and; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not undertake any obligation to publicly update any forward-looking statements.  As a result, investors should not place undue reliance on these forward-looking statements.

Overview

We were incorporated under the name Guru Health Inc. in the State of Nevada on February 23, 2010. We are a development-stage company and we have no revenues and minimal assets. As a result we have incurred losses since inception. On June 14, 2012, we changed our name from Guru Health Inc., to Global Stevia Corp., and gave effect to a forward split of our authorized and issued and outstanding shares of common stock on a 13 new for one (1) old basis.

We were incorporated with the intention to commence operations in the business of online health and sport supplement marketing, sales and distribution to the Canadian market with possible expansion into international markets in the future. We were not able to secure financing for this business plan and have consequently experienced a change of control and a change of business focus.  On May 31, 2012, Matthew Christopherson, our sole director and officer, acquired a total 2,600,000 pre-split shares of our common stock from Vanessa Gillis and Jessica Bradshaw, our former directors and officers, in a private transaction for an aggregate total of $30,000.  On July 10, 2012, we entered into two separate agreements with Stevia Global Vietnam for the acquisition of 95% of Stevia Global Vietnam and the purchase of all stevia leaf product grown by Stevia Global Vietnam for a period of one year.

We maintain our business offices at Office No. 68, Truong Chinh St., Hanoi, Vietnam, and our telephone number is (84) 966015062.

We chose Vietnam as our base because we believe it has the optimal growing environment, in terms of climate and politics, for the propagation of stevia.  With an estimated 91.5 million inhabitants as of 2012, it is the world's 13th-most-populous country, and the eighth-most-populous Asian country.  Temperatures vary less in the southern plains around Ho Chi Minh City and the Mekong Delta, ranging between 21 and 28 °C (69.8 and 82.4 °F) over the course of a year - Optimal growing conditions for stevia, with very fertile soil for most agriculture.

Our focus is on implementing quality agribusiness solutions to our partners, contract growers and customers to maximize the efficient production of stevia leaf. Our management team has extensive expertise in farm management and growing in Asia, and extensive experience in international business management.

Plans are to expand operations by investing in the development of larger test plantations and the acquisition of large parcels of land to have a commercially grown, fully mechanized stevia plantation. Concurrently, we plan to build out propagation labs to propagate and develop stevia varieties and cuttings.

Our mission is to become a supplier of the highest quality stevia leaf and growing solutions.  Stevia (Stevia rebaudiana A) is a crop of the family asteraceae.  Fresh stevia leaves are approximately 15 times sweeter than raw cane sugar. In order for the stevia leaves to be used as a sweetener in baking or cooking, it is necessary to dry the leaves. This process removes the moisture and concentrates sweetness in the leaves. This process also acts as a preservative so the leaves can be used in the future. Once the leaves have been dried, they are crushed and this increases the sweetness from 15 times sweeter than sugar to 30 – 40 times. Dried stevia leaves can be used to brew tea or as an added sweetener in drinks or cooking. Stevia leaves are an excellent dietary supplement as they contain proteins, iron, calcium, potassium, sodium, magnesium, vitamin A and vitamin C. Stevia leaves can be purchased whole, crushed, in tea bags or as a fine green powder.

Stevia extracts are used to sweeten food and beverages globally. With no known side effects, stevia extracts have become a major addition to the sweetener and natural food market. In order to extract stevia, the leaves are harvested during a cold period so that more sweetening compound is accumulated in the leaves. The harvested stevia leaves are then sun-dried and left in conditions with good air circulation.  The dried leaves are then crushed and put through a clarification and crystallization process where the sweetening elements ‘glycosides’ are extracted. A second important component is also extracted at this point,

Rebaudioside A (“Reb-A”) which is the sweetest element of the plant, 400 times sweeter than sugar.  In 2008 steviol glycosides were recognized as safe for use as a sweetener in foods and beverages in the United States, Mexico, Australia, New Zealand and other countries. At the same time, Reb-A was granted Generally Recognized as Safe (“GRAS”) status by the US Food and Drug Administration (“FDA”).

Rebaudioside A has the least bitterness of all the steviol glycosides in the stevia plant. To produce Rebaudioside A commercially, stevia plants are dried and subjected to a water extraction process. This crude extract contains about 50% Rebaudioside A; its various glycoside molecules are separated via crystallization techniques, typically using ethanol or methanol as solvent. This allows the manufacturer to isolate pure Rebaudioside A

Management of stevia cultivation is yet to mature in many regions and cultivators are still on a learning curve. While tolerant of most soil types, stevia is normally grown on a sandy loam or loam. Stevia occurs naturally on soils of ph+ 4 to 5, but thrives with soil ph+ as high as 7.5. However, stevia does not tolerate saline soils. Normally there is no pest or disease incidence reported in this crop.  Stevia does not appear as a crop that displaces such traditional crops as the coffee, maize, etc., but as a complementary item in the productive diversification.

The largest single factor of Reb A production is varietal specific. There are many commercially available varieties available today. Low quality leaf either has no buyers or is purchased for low value.  Reb A increases as the plant matures and grows and concentrates with sun light over time. Upon flowering, the sweetness content decreases. Accordingly, commercial harvesting is optimal at time of flowering and delaying flowering is the key to commercial farming success.

Virtually all of the commercial production of stevia is today undertaken between 30 and 45 degrees latitude. With new varieties and using altitude, there are also commercial farms in Colombia, Peru and Kenya.   Increasingly, more trials are happening in tropical areas. Equatorial (and altitude) locations may compensate for shorter days with higher light intensity resulting in comparable sweetness and Reb A content.

Chinese farms typically harvest once or twice a year (due to winter season above 30 degrees latitude). Equatorial farms (Peru, Colombia and Kenya) can achieve 4 to 6 commercial harvests per year. However, delaying flowering (and hence less harvests), likely increases Reb A.  Subsequent yield harvest increases over time as the plant has more branching and a better root system. Some varieties experience a decline in Reb A over time (but this is still not clear on new cultivars). Yields range from 2,000 kg to 16,000 kg per hectare per year and the average is likely on the lower end, from 4,000 to 5,000.

Stevia is commercialized in the shape of dry leaf, concentrated liquid, pulverized leaves or white concentrated powder. The liquid and the pulverized leaves have a light herbal aftertaste.  The concentrated liquid of green blackish color is approximately 70 times sweeter than sugar. The pulverized leaf is approximately 30 times sweeter than sugar. Stevia, in the shape of white concentrated powder is 150 times sweeter than sugar.

The cultivation and harvest of stevia is labor intensive.  The process we plan to undertake on our land, as described below, will be carried out by experienced agriculturists to ensure a healthy, fast growing and productive crop. The following is a summary of the steps involved in stevia cultivation:

•	Ground conditioning: the areas where the crop will be cultivated need to be cleared of debris, shrubs, and any remaining vegetation.
•	Production of fertilizers: organic debris can be process and turned into organic fertilizer for the fields, improving soil nutrients and crop yield.
•	Maintenance of lines and inter rows: This is important in order to promote rapid vegetative growth of stevia, which takes place from the total cycle of production.
•	Fertilization: This will be conducted to maximize plant growth and maintain nutrients lost at harvest.
•	Pruning: this will be done by hand and will begin six months after the first round of pollination. Pruning simply involves removing rotten or damaged branches to maintain the health of the plant.
•
Harvesting: This will occur 4 to 6 times in the year as soon as the leaves ripen to contain maximum total glycoside content. The harvested leaf must be processed quickly in order to minimize the destructive acids that will accumulate after the harvesting action and will be taken directly to a hopper located close to the fields.

Once harvested, the raw material will be taken to a plant where it will be processed.  The processing is anticipated to take place as follows:

•	Weighing: The fresh row material is weighed when it enters the plant then transferred into the horns to dry.
•	Dry: The Reb A is concentrated by a series of terminal hot air and rotations cylinders machines in the dry plant.
•	Clarification: This is the process by which leaves are separated from the rest of the initial raw material ingress in the industrial section.
•	Concentrate of Reb A: The glycosides are separated and recovered from the remaining mass with an inverse osmosis process.
•	Crystal process: The crystals are obtained with a spry process.

Our intended business model is to acquire and distribute all available stevia leaf from Stevia Global Vietnam during the first year and take over primary production upon the closing of the share purchase agreement pursuant to which we will own 95% of the company by June 15, 2013.  The cost of the acquisition, or the $300,000 we are paying to acquire the company, will be invested by Stevia Global Vietnam into development of a large scale stevia plantation.  Currently, Stevia Global Vietnam has no production capabilities or farm land. Stevia Global Vietnam has 2-3 acclimatized quality stevia varieties that are currently being tested in several smaller plots of land. The capital we have agreed to invest will build out propagation labs, and enable cultivation on larger parcels of land.   Stevia Global Vietnam has received government approval to import stevia to manufacture & sell stevia products in Vietnam.

Market, Customers and Distribution Methods

In 2008, Rebaudioside A, a steviol glycoside, was granted GRAS (Generally Recognized as Safe) status by the US Food and Drug Administration following applications by Cargill and Merisant. Since then, approval by legislators across the world has opened the door to new formulations and reformulations of foods and beverages with zero or reduced calorie content. In 2009, stevia was incorporated into leading soft drinks brands manufactured by Coca-Cola and PepsiCo.

Usage of stevia has continued to increase in recent years and in 2010 stevia products were launched across thirty-five countries and 38 categories. Within two years of the USA market opening, Nielsen based retail consumption data indicated almost $1 billion of retail sales.

There were two key developments that have opened the market. First, there was proven consumer demand for all-natural reduced calorie products where stevia was blended with sugar reducing caloric value by 30% to 40% without sacrificing the functionality and taste of sugar. Second, high purity total steviol glycosides with reduced Reb-A content were granted GRAS status by the FDA in July 2010. On a sweetness profile, stevia (Reb A) costs less than sugar which allowed stevia products to be formulated across a wide range of sweetness and create an economic advantage while producing a premium all natural low calorie product desired by the consumer.

The two industry leaders, PureCircle and GLG Life Tech, have partnered with major sugar manufacturers in the US (Imperial Sugar), Denmark (NordZucker), France (Tereos), Great Britain (British Sugar), and Australia (Sugar Australia) to market blended reduced calorie products. SteviaCane is a Steviasucrose retail product being marketed by Natural Sweet Ventures, a joint venture between PureCircle and Imperial Sugar.

The entire sweetener market is nearly $80 billion and split into three main categories: Sugar (82%), High Fructose Corn Syrup (HFCS) - (9%), and High Intensity Sweeteners (HIS) - (9%). Overall the sweetener market is growing, but HFCS and artificial HIS ingredients are being replaced with natural alternatives such as stevia. In addition, stevia is being blended with sugar to meet the low calorie consumer requirements while still maintaining functionality and taste.

Stevia’s advantage against artificially produced sweeteners is that it is derived naturally from the plant instead of the chemical processes that artificial sweeteners use. With growing consumer preference for all-natural products, combined with increasing rates of obesity and diabetes, the demand for an all-natural, zero-calorie sweetener alternative like stevia is high. Usage of stevia has continued to increase in recent years. PureCircle, a natural sweetener provider, has estimated that the global stevia ingredient market could reach $10 billion in just a few years. U.K. based food and drink consultants Zenith International estimated that worldwide sales of stevia extract reached 3,500 tons in 2010 with an overall market value of $285 million.  Zenith has also forecasted that the global market for stevia will reach 11,000 tons by 2014 which require the tripling of stevia leaf production to keep pace with consumer demand.

Once we are able to cultivate and harvest a commercially viable amount of stevia leaf, we anticipate entering into off-take agreements with distributors for the sale of the leaf.  These buyers will then process the leaf and produce a refined end product to sell to consumers. We anticipate that we will begin producing stevia end products once we have fully developed our agronomy business.  We plan to sell to developed stevia markets in Asia, where we already have established relationships. Since the approval of stevia in the EU as of December 2011, stevia has been of high demand throughout Europe. We will actively pursue an off-take partner throughout the EU as well.

Competition

The stevia industry is populated with large, multinational companies engaged in a fully integrated stevia growth and processing business, as well as smaller startups which focus on agronomy or processing.  The stevia industry is segmented into three main categories

•	Plant Breeding and Farming
•	Extraction and Purification
•	Product Formulation and Marketing

Stevia One S.A.C. ("Stevia One"), Wisdom Natural Brands ("Wisdom") and   GLG Life Tech Corporation (“GLG”) are the major participants in this industry framework.  A tabular summary of these companies is provided below:

Company Name	Operating Segment	Public/Private	Geographic Market	Year of Incorporation

PureCircle	Plant Breeding & Farming, Extraction	Public	Americas, Europe, the Middle East, and the Asia Pacific	2007
Stevia One	Plant Breeding and Farming	Private	South America	2011
Wisdom	Product Formulation	Private	North America	1982
GLG	Plant Breeding & Farming, Extraction	Public	Global	1998

PureCircle Limited

PureCircle (LSE: PURE) is the world’s leading producer of high purity stevia ingredients for the global food and beverage industry.  PureCircle is engaged in the production, marketing and distribution of natural sweeteners. The company is headquartered in Bandar Enstek, Malaysia. PureCircle has a license agreement giving it the right to sell high-purity Reb-A under the PureVia™ brand.  With fully owned businesses in Paraguay and Kenya, the pace of development is accelerating rapidly. Partners of PureCircle continue to grow in sixteen countries across four continents including the Americas, Europe, the Middle East, and the Asia Pacific.

PureCircle made its initial public offering on the Alternative Investment Market (“AIM”) of the London Stock Exchange in December 2007.  In 2008 PureCircle announced contract extensions with Cargill (an international producer and marketer of food, agricultural, financial and industrial products and services) and entered into contracts with PepsiCo and Whole Earth Sweetener Company for the supply of high-purity Reb-A for the use in beverages, foods and tabletop sweeteners worldwide.  In 2010 they received a US Notice of Allowance from the US Patent and Trademark Office for the production process of its stevia derived sweeteners.  In addition, on September 7th 2011 PureCircle announced the opening of a new European headquarters in London and the signing of a UK distribution agreement with Prinova Europe, an ingredient and flavor solutions company.

Stevia One

Stevia One is a privately held company with over 250 employees. The company was founded in 2009. They are establishing their company as a leader in stevia agriculture. The company is based in Lima, Peru with farming operations in Northern Peru.  Stevia One's primary focus is to be the largest, lowest cost, highest quality producer of stevia leaf in the world. Stevia One is the largest single owned plantation globally and they intend to build and complete an extraction facility in the next few years.

Wisdom Natural Brands™

Wisdom Natural Brands™ (formerly Wisdom Herbs) is a privately held company founded by James May in 1982. Wisdom’s objective has been to provide healthy lifestyle choices for consumers. Wisdom is the parent company of two large consumer brands: SweetLeaf™ Sweetener and Wisdom of the Ancients Tea®. Wisdom is now the largest U.S manufacturer of high-purity, water extracted stevia and it offers a full line of SweetLeaf™ stevia products in single serve packets, liquid, powder, tablets and concentrate. Wisdom of the Ancients® sells stevia teas and a range of other health related products including soaps and strainer straws for straining tea.

GLG

GLG is a public company and a world leader in the production of high quality stevia. Their operations include stevia seed breeding, propagation, growth and harvest, extraction, refining and formulation.

GLG has been listed as a public company since 2005 and began trading on the Toronto Stock Exchange in December 2007. Their IPO on the NASDAQ was in November 2009. While the company’s headquarters are based in Vancouver, Canada, GLG’s operations are run out of China. One of GLG’s strongest competitive advantages is the relationship it has with local Chinese provincial and central government agencies which have allowed them to secure agreements in three of China’s largest stevia growing areas: Dongtai – Jiangsu Province, Mingguang – Anhui Province and Qingdao – Shangdong Province. GLG has 10 year agreements with the governments in Dongtai and Mingguang and a non-binding 20 year agreement with the Juancheng government. These agreements provide GLG with a right of first refusal to purchase all stevia grown in these cities and exclusivity to process stevia in these particular cities.

In 2008, GLG signed a strategic alliance and long-term renewable supply agreement with Cargill for the supply of Reb-A extract. GLG has been a supplier to Cargill for three years previous to the new agreement. The conditions of the new alliance mean that GLG would provide a minimum of 80% of Cargill’s Reb-A global requirements for the first five years of the agreement and would be Cargill’s exclusive Chinese supplier.  In December 2010, GLG entered into a joint venture agreement with China Agriculture and Healthy Foods Company Limited (“CAHFC”) to operate All Natural and Zero Calorie Beverage and Foods Company (“ANOC”) which is owned by Dr. Luke Zhang, GLG’s CEO. ANOC was incorporated for the sale and distribution of zero calorie food and beverages contained with GLG’s stevia extracts in China.

As we are only in the development stages of our operations, we will not effectively compete with any of these established industry participants.  Our main competition will be companies at a similar level of current development, focused on cultivation and production of stevia leaf.  Though our management believes that the industry is underserviced at this time, we may still compete with these companies, as well as the industry’s more established participants, for resources, financing, land and knowledgeable personnel.

In the face of competition, we may not be successful in cultivating, harvesting and selling stevia leaf.  Despite this, we hope to compete successfully in the stevia industry by:

•	keeping our development and asset acquisition costs low;
•	focusing on the competitive advantages of our geographical location and the experience of our staff and management; and
•	using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

Many of the stevia companies with which we compete for financing and consumers have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on developing their cultivation and harvesting systems. This advantage could enable our competitors to develop their stevia plantations at a faster rate. Such competition could adversely impact our ability to attain the financing necessary for us to establish our stevia plantation as well as cultivate and harvest a commercially viable amount of stevia plants.

Intellectual Property

We have not filed for any protection of our trademark, and we do not have any other intellectual property other than a copyright to the contents of our website: www.globalsteviacorp.com.

Research and Development

We did not incur any research and development expenses during the period from February 3, 2010, (inception) to our most recent fiscal year ended May 31, 2012.  We anticipate that we will spend $200,000 on research and development during the next 12 months.

Reports to Security Holders

We intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements.  We may also file additional documents with the Commission if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Government Regulations

Stevia extracts may be used in a wide variety of consumer products including soft drinks, vegetable products, tabletop sweeteners, confectioneries, fruit products and processed seafood products, in a wide range of countries, including almost all major markets, and as a dietary supplement in others. Clinical studies have supported the safety and stability of stevia's various high purity compounds used in food and beverages. There is no known health threat and this is increasing consumer confidence in stevia as a sugar substitute.

Cargill and Merisant each submitted applications to the United States Food and Drug Administration (FDA) in 1998 for GRAS approval. On December 17, 2008 the stevia extract, Reb-A, received GRAS approval.  In December 2008, Australia and New Zealand approved highly purified forms of stevia extracts as safe for use in food and beverages. Previously, such extracts had only been permitted for use as a dietary supplement in these countries.

Stevia extracts have been sanctioned by the Ministry of Health of China to be used as a food additive, and are listed in the Sanitation Standard of Food Additives.

In July 2010 the FDA issued GRAS clearance for PureCircle's high purity SG95 stevia product which opened up opportunities for many more applications as well as more cost effective solutions. Further regulatory clearances were secured for Reb-A in Switzerland and France confirming the growing regulatory support for high purity stevia.

Vietnamese Regulations

A significant portion of our initial business operations will occur in Vietnam.  We will be generally subject to laws and regulations applicable to foreign investment in Vietnam. The Vietnamese legal system is based, at least in part, on written statutes. However, since these laws and regulations are relatively new and the Vietnamese legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties. We cannot predict the effect of future developments in the Vietnamese legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, the preemption of local regulations by national laws, or the overturn of local government's decisions by the superior government. These uncertainties may limit legal protections available to us.

Employees

As of July 10, 2012 we did not have any employees.  Matthew Christopherson, our current sole director and officer, spends about 30 hours per week on our operations on a consulting basis.  We also plan to engage a number of additional consultants in the areas of legal and accounting, as well as agronomy and management services on location in Vietnam.

Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this current report, before you decide whether to purchase our common stock. The occurrence of any of the following risks could harm our business. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

This current report also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this current report.

Risks Related to Our Business

We require additional funding to continue our operations.  If we do not secure additional funding, we may not be able to develop our growing facilities which will affect our ability to generate revenues and achieve profitability.

Our failure to raise additional capital to finance our business could force us to limit or cease our operations.  Our business plan contemplates that we will acquire Stevia Global Vietnam for a total of $300,000, but we do not currently have the funds needed to complete this obligation.  Accordingly, we will need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios.  If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things, finance the acquisition of growing equipment as well as the production and/or distribution of produce, which would negatively impact our business and our ability to generate revenues and achieve profitability.

Investors may not be able to adequately evaluate our business due to our short operating history, lack of revenues and no customers. We may not be successful in developing our products or our services and the value of your investment could decline.

We are a development stage company with no substantial tangible assets in a highly competitive industry. We have little operating history, no customers and no revenues. This makes it difficult to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry, including the following factors:

•	our business model and strategy are still evolving and are continually being reviewed and revised;
•	we may not be able to raise the capital required to develop our initial client base and reputation; and
•	we may not be able to successfully develop our planned products and services.

There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations. We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in us will decline.

There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

The following factors raise substantial doubt regarding the ability of our business to continue as a going concern: (i) the losses we incurred since our inception; (ii) our lack of operating revenues; and (iii) our dependence on sale of equity securities and receipt of capital from outside sources to continue in operation. We anticipate that we will incur increased expenses without realizing enough revenues. We therefore expect to incur significant losses in the foreseeable future. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, curtail or cease our operations. If this happens, you could lose all or part of your investment.

If we do not achieve the appropriate cost structure in the highly competitive food industry, we may not be able to achieve profitability.

Our success depends in part on our ability to achieve the appropriate cost structure and operate efficiently in the highly competitive food industry, particularly in an environment of volatile input costs. We will attempt to implement profit-enhancing initiatives that impact our supply chain and general and administrative functions. These initiatives will be focused on cost-saving opportunities in procurement, manufacturing, logistics, and customer service, as well as general and administrative overhead levels. If we are not able to effectively manage costs and achieve additional efficiencies, we may not be able to compete in our industry and achieve profitability.

Success depends in part on our ability to attract and retain our personnel, which we may or may not be able to do. Our failure to do so could prevent us from achieving our goals and becoming profitable.

Although we have not experienced problems attracting and retaining key personnel in the recent past, we believe that our inability to attract or retain our personnel could have a material adverse effect on our ability to conduct our business. If we are unable to retain personnel, we may not be able to provide adequate services and marketing to develop and maintain a good reputation and brand in the market, which could prevent us from generating sufficient revenues to become profitable.

As our business assets and the majority of our directors and officers are located outside of the US, investors may be limited in their ability to enforce US civil actions against our assets or our directors and officers. You may not be able to receive compensation for damages to the value of your investment caused by wrongful actions by our directors.

Our current business assets are located in Vietnam and the majority of our directors and officers are resident outside of the US. Consequently, it may be difficult for United States investors to effect service of process within the United States upon our assets or our directors or officers, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in a foreign court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the foreign court, in the matter. There is substantial doubt whether an original action could be brought successfully in foreign jurisdictions against any of our assets or our directors or officers predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

We may be unable to effectively develop an intellectual property portfolio or may fail to keep pace with advances in technology.

We have a limited operating history in the agriculture industry and there is no certainty that we will be able to effectively develop a viable portfolio of intellectual property. The success of our farm management services, which are the core of our business, depends upon our ability to create such intellectual property.

Even if we are able to develop, manufacture and obtain any regulatory approvals and clearances necessary for our technologies and methods, the success of such services will depend upon market acceptance. Levels of market acceptance for our services could be affected by several factors, including:

•	the availability of alternative services from our competitors;
•	the price and reliability of our services relative to that of our competitors; and
•	the timing of our market entry.

Additionally, our intellectual property must keep pace with advances by our competitors. Failure to do so could cause our position in the industry to erode rapidly.

We will produce products for consumption by consumers that may expose us to litigation based on consumer claims and product liability.

The stevia produced at our farms will be integrated into stevia-based products which will be consumed by the general public. Additionally, we may manufacture and sell private label stevia-based food products. Even though we intend to grow and sell products that are safe, we have potential product risk from the consuming public. We could be party to litigation based on consumer claims, product liability or otherwise that could result in significant liability for us and adversely affect our financial condition and operations.

Any failure to adequately establish a network of growers, buyers and manufacturers will impede our growth.

Our business model is substantially dependent on our establishment of relationships with buyers or manufacturers to purchase the stevia produced both at our own farms and at those of our customers. We are in the process of establishing a network of growers to produce stevia using our methods and protocols. Our ability to secure contracts with manufacturers to purchase this stevia will influence our attractiveness to growers who are potentially interested in partnering with us. Achieving significant growth in revenue will depend, in large part, on our success in establishing this production network. If we are unable to develop an efficient production network, it will make our growth more difficult and our business could suffer.

If we are unable to deliver a consistent, high quality stevia leaf at sufficient volumes, our relationships with buyers or manufacturers may suffer and our operating results will be adversely affected.

Manufacturers or buyers will expect us to be able to consistently deliver stevia at sufficient volumes, while meeting their established quality standards. If we are unable to consistently deliver such volumes either from our own farms, or those of our grower partners, our relationship with these buyers or manufacturers could be adversely affected which could have a negative impact on our operating results.

Changes in consumer preferences or negative publicity or rumors may reduce demand for our products.

Recent data suggests consumers are adopting stevia as a sweetener in many products. However, stevia is a relatively new ingredient in consumer products and many consumers are not familiar with it. Therefore, any negative reports or rumors regarding either the taste or perceived health effects of stevia, whether true or not, could have a severe impact on the demand for stevia-based products.

Manufacturers may decide to rely on alternative sweeteners which have a more established history with consumers. Primarily operating at the grower level, we will have little opportunity to influence these perceptions and there can be no assurance that the increased adoption of stevia in consumer food and beverage products will continue. Additionally, new sweeteners with similar characteristics to stevia may emerge which could be cheaper to produce or be perceived to have other qualities superior to stevia. Any of these factors could adversely affect our ability to produce revenues and our business, financial condition and results of operations would suffer.

Adverse weather conditions, natural disasters, crop disease, pests and other natural conditions can impose significant costs and losses on our business.

Weather-related events could significantly affect our results of operations. We do not currently maintain insurance to cover weather-related losses and if we do obtain such insurance it likely will not cover all weather-related events and, even when an event is covered, our retention or deductible may be significant. Cooler temperatures in the regions where we operate could negatively affect us, while not affecting our competitors in other regions.

Our crops, and those of our grower partners, could also be affected by drought, temperature extremes, hurricanes, windstorms and floods. In addition, such crops could be vulnerable to crop disease and to pests, which may vary in severity and effect, depending on the stage of agricultural production at the time of infection or infestation, the type of treatment applied and climatic conditions. Unfavorable growing conditions caused by these factors can reduce both crop size and crop quality. In extreme cases, entire harvests may be lost. These factors may result in lower production and, in the case of farms we own or manage, increased costs due to expenditures for additional agricultural techniques or agrichemicals, the repair of infrastructure, and the replanting of damaged or destroyed crops. We may also experience shipping interruptions, port damage and changes in shipping routes as a result of weather-related disruptions.

Competitors and industry participants may be affected differently by weather-related events based on the location of their production and supply. If adverse conditions are widespread in the industry, it may restrict supplies and lead to an increase in prices for stevia leaf, but our typical fixed-price supply contracts may prevent us from recovering these higher costs.

Our operations and products are regulated in the areas of food safety and protection of human health and the environment.

Our operations and products are subject to inspections by environmental, food safety, health and customs authorities and to numerous governmental regulations, including those relating to the use and disposal of agrichemicals, the documentation of food shipments, the traceability of food products, and labeling of our products for consumers, all of which involve compliance costs. Changes in regulations or laws may require operational modifications or capital improvements at various locations. If violations occur, regulators can impose fines, penalties and other sanctions. The costs of these modifications and improvements and of any fines or penalties could be substantial. We can be adversely affected by actions of regulators or if consumers lose confidence in the safety and quality of stevia, even if our products are not implicated.

Risks Related to the Ownership of Our Stock

Though our common stock is quoted on the OTC Bulletin Board, trading of our stock is sporadic.  This could adversely affect your ability to sell your shares and the available price for the shares when sold.  You may not be able to sell your shares at your purchase price or at any price at all.

Our common stock is quoted on the OTC Bulletin Board under the trading symbol “GRUH”.  The market for our stock is highly volatile.  We cannot assure you that there will be a market in the future for our common stock.  Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock.  You may not be able to sell your shares at your purchase price or at any price at all.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities in an offering or in the aftermarket.  For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf.  Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock.  This could prevent you from reselling your shares and may cause the value of your investment to decline.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer.  Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things.  Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers.  Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

We do not intend to pay dividends and there will thus be fewer ways in which you can make a gain on your investment.

We have never paid any cash or stock dividends and we do not intend to pay any dividends for the foreseeable future.  To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends.  Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock.  There will therefore be fewer ways in which you can make a gain on your investment.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time-consuming, difficult, and costly.

It will be time-consuming, difficult and costly for us to develop and implement the internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional personnel to do so, and if we are unable to comply with the requirements of the legislation we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly traded companies to obtain.

Under Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we will be required to furnish a report by our management on our internal control over financial reporting beginning with our Annual Report on Form 10-K for our fiscal year ending May 31, 2012.  We will soon begin the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management’s time and attention from revenue-generating activities to compliance activities.  While we expect to expend significant resources to satisfy this requirement, we may not be able to achieve our objective on a timely basis.

Description of Property

Our office space is currently donated by our sole director and officer, Matthew Christopherson.  The office totals approximately 200 square feet in area.  Our office is located at Office No. 68, Truong Chinh St., Hanoi, Vietnam, and our telephone number is (84) 966015062.

Financial Information

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the financial statements including the notes thereto, appearing elsewhere in this report.  The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.  All references to currency in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section are to U.S. dollars, unless otherwise noted.

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties.  These statements relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology including, "could", "may", "will", "should", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential" or the negative of these terms or other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this current report.

Results of Operations, Liquidity and Capital Resources for the year ended May 31, 2011

Results of operations

From Inception on February 3, 2010 to May 31, 2011

Our loss since inception is $22,766 of which $1,075 is incorporation service fee. We have not started our proposed business operations and we have no plans to do so until we have completed the offering. To the extent that we are able and if market conditions allow, we expect to begin operations 150 days after we complete the offering.

Since inception, we sold 2,600,000 shares of common stock to our officers and directors for $13,000.

Liquidity and capital resources

As of the date of this filing, we have yet to generate any revenues from our business operations.

As of May 31, 2011, our total assets were $226 and our total liabilities were $9,992 comprised of  $6,975 owed to Vanessa Gillis, an officer and director of the company and accounts payable of $3,017.

Results of Operations for the three and nine months ended February 29, 2012

Three-Month Period Ended February 29, 2012 compared with the three months ended February 28, 2011.

Our net loss for the three months ended February 29, 2012 was approximately ($6,031) compared to a net loss of ($2,109) during the three months ended February 28, 2011. During the three months ended February 29, 2012 and February 28, 2011, we did not generate any revenue.

During the three months ended February 29, 2012, we incurred general and administrative, consulting, and professional expenses of approximately $6,031 compared to $2,109 during the three months ended February 28, 2011.  General and administrative expenses incurred during the three-month period ended February 29, 2012 and February 28, 2011 were generally related to corporate overhead, financial and administrative contracted services, such as legal and accounting and developmental costs.

Our net loss during the three months ended February 29, 2012 and February 28, 2011 was ($6,031) or ($0.00) per share and ($2,109) or ($0.00), respectively. The weighted average number of shares outstanding was 4,600,000 for the three-month period ended February 29, 2012.

Nine-Month Period Ended February 29, 2012 compared to the Nine months ended February 28, 2011 and the period from Inception (February 3, 2010) to February 29, 2012.

Our net loss for the nine months ended February 29, 2012 was approximately ($29,029) compared to a net loss of ($15,704) during the nine months ended February 28, 2011. During the nine months ended February 29, 2012 and February 28, 2011, we did not generate any revenue. Net loss during the period from inception (February 3, 2010) to February 29, 2012 was ($51,795).

During the nine months ended February 29, 2012, we incurred general and administrative, consulting, and professional expenses of approximately $29,029 compared to $15,704 during the nine months ended February 28, 2011.  General and administrative expenses incurred during the nine-month period ended February 29, 2012 and February 28,  2011 were generally related to corporate overhead, financial and administrative contracted services, such as legal and accounting and developmental costs. During the period from inception (February 3, 2010) to February 29, 2012, we incurred general and administrative, consulting, and professional expenses of approximately $51,795.

Our net loss during the nine months ended February 29, 2012 and February 28, 2011 was ($29,029) or ($0.01) per share and ($15,704) or ($0.00), respectively. The weighted average number of shares outstanding was 4,228,285 for the nine-month period ended February 29, 2012.

Liquidity and Capital Resources for the three and nine months ended February 28, 2012

Three-month Period Ended February 29, 2012

As at the three months ended February 29, 2012, our current assets were $5,307 and our total liabilities were $24,102, which resulted in a working capital of $(18,795). As at the three months ended February 29, 2012, current assets were comprised of $5,307 in cash compared to $226 in current assets at May 31, 2011. At the three months ended February 29, 2012, current liabilities were comprised of $19,775 in advances from a director and $4,327 in accounts payable due to auditors and XBRL filer. Accounts payable increased by $901 to $4,327 during the three months ended February 29, 2012.

For the three-month period ended February 29, 2012, our net loss of ($6,031) compared to a net loss of ($2,109) during the three months ended February 28, 2011.

Nine-month Period Ended February 29, 2012

As at the nine months ended February 29, 2012, our current assets were $5,307 and our total liabilities were $24,102, which resulted in a working capital of ($18,795). As at the nine months ended February 29, 2012, current assets were comprised of $5,307 in cash compared to $226 in current assets at May 31, 2011. At the nine months ended February 29, 2012, current liabilities were comprised of $19,775 in advances from a director and $4,327 in accounts payable due to auditors and XBRL filer. Accounts payable increased by $1,310 to $4,327 during the nine months ended February 29, 2012.

Stockholders’ deficit increased from ($9,766) as of May 31, 2011 to $(18,795) as of February 29, 2012.

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For the nine-month period ended February 29, 2012, net cash flows used in operating activities was ($27,719) consisting primarily of a net loss of ($29,029). Net cash flows used in operating activities was ($14,257) during the nine months ended February 28, 2011. Net cash flows used in operating activities was ($47,468) for the period from inception (February 3, 2010) to February 29, 2012.

Cash Flows from Financing Activities

We have financed our operations primarily from either advances from directors or the issuance of equity and debt instruments. For the nine months ended February 29, 2012, we generated $32,800 net cash from financing activities. $20,000 was due to the issuance of 2,000,000 common shares pursuant to the S-1 offering and $12,800 was from loans from a director. For the nine months ended February 28, 2011 net cash provided by financing activities was $4,000 from director loans. For the period from inception (February 3, 2010) to February 29, 2012, net cash provided by financing activities was $52,775 received from sale of common stock and advances from director loans.

Plan of Operation and Funding

We expect that working capital requirements will continue to be funded through a combination of our existing funds and further issuances of securities. Our working capital requirements are expected to increase in line with the growth of our business.

We estimate that our expenses over the next 12 months will be approximately $926,000 as described in the table below.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)

Legal and accounting fees	12 months	80,000
Research and development	12 months	200,000
Management and consulting costs	12 months	250,000
Payments for acquisition of Stevia Global Vietnam	12 months	300,000
General and administrative expenses	12 months	96,000
Total		926,000

We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) acquisition of land; (ii) developmental expenses associated with a start-up business; and (iii) development of our cultivation and propagation facilities. We intend to finance these expenses with further issuances of securities, and debt issuances. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We have and will continue to seek to obtain short-term loans from our directors, although no future arrangement for additional loans has been made. We do not have any agreements with our directors concerning these loans. We do not have any arrangements in place for any future equity financing.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation.  A complete listing of these policies is included in Note 1 of the notes to our financial statements for the year ended May 31, 2011.  We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Loss Per Common Share

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period.
As of May 31, 2011, we did not have any potentially dilutive instruments.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R) (ASC 718). To date, we have not adopted a stock option plan and have not granted any stock options.

As at May 31, 2011, we had not issued any stock-based payments to our employees.

Foreign Currency Translation

As at May 31, 2011 our functional currency is the Canadian dollar and our reporting currency is the United States dollar.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of July 10, 2012, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of July 10, 2012, there were 59,800,000 shares of our common stock issued and outstanding. All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Form 8-K.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common Stock	Matthew Christopherson (2) Office No. 68, Truong Chinh St., Hanoi, Vietnam	33,800,000	56.5%

	All Officers and Directors as a Group	33,800,000	56.5%

	All 5%+ Shareholders as a Group	0	0%

(1)	Based on 59,800,000 issued and outstanding shares of our common stock as of July 10, 2012.
(2)	Matthew Christopherson is our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and director.

Changes in Control

As of July 10, 2012 we had no arrangements, the operation of which could, at a subsequent date, result in a change of control of our company.

Directors and Executive Officers

Directors and Officers

Our Articles state that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors.  Our Board of Directors has fixed the number of directors at one, and we currently have one director.

Our current director and officer is:

Name	Age	Position

Matthew Christopherson	30	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, and Director.

Our Director will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Matthew Christopherson

Mr. Christopherson is a co-founder of Sweet Life Stevia, a company focused on large-scale stevia plantation development in Indonesia and is also a founder of Peruana de Cacao, an agricultural company dedicated to producing and refining organic chocolate.

Since November 2006, he has been a principal of MC Promotion Consulting, wherein he has focused his attention to work alongside start-up companies in shaping their business and in helping to raise capital.

We appointed Matthew Christopherson as our sole officer and a director because of his experience in the field of agronomy, and specifically stevia cultivation.

Our board of directors consists solely of Matthew Christopherson.  There have been no transactions between our company and Mr. Christopherson since our last fiscal year which would be required to be reported herein.  There are no family relationships among our directors or executive officers.

Other Directorships

Other than as disclosed above, during the last 5 years, none of our directors held any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination.  The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted.  Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders.  If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission.  The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders.  Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation.  If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Conflicts of Interest

Our directors and officers are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses.  In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty.  As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Audit Committee and Charter

We do not currently have an audit committee.

Code of Ethics

We have adopted a corporate code of ethics. A copy of the code is attached as exhibit 14.1 to this current report on Form 8-K.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Executive Compensation

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

Summary Compensation Table (1)

Name and Principal Position	Year	Salary ($)	Total ($)
Vanessa Gillis (2) Former President, Chief Executive Officer and Director	2011	0	0
	2010	0	0
Jessica Bradshaw (3) Former Secretary, Treasurer, Chief Financial Officer and Director	2011	0	0
	2010	0	0

(1)
We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

(2)	Ms. Gillis was our President, Chief Executive Officer and Director from inception to May 14, 2012.
(3)	Jessica Bradshaw was our Secretary, Treasurer, Chief Financial Officer and Director from inception to May 14, 2012.

Option Grants

As of the date of this report we had not granted any options or stock appreciation rights to our named executive officers or directors.

Management Agreements

On June 26, 2012, we entered into a consulting agreement with Matthew Christopherson, effective May 1, 2012, whereby Mr. Christopherson has agreed to provide consulting services as our chief executive officer and president, for a period ending June 30, 2013. In consideration for agreeing to provide such services, we have agreed to pay Mr. Christopherson a salary of $8,000 per month during the term of the consulting agreement. The consulting agreement can be terminated by providing at least ninety (90) days prior written notice to the other party.

We have no other agreements with our sole officer and director.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to the date of this report.  We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers.  We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions.  The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Certain Relationships and Related Transactions, and Director Independence

On February 3, 2010, Vanessa Gillis a former officer and director loaned us $1,075. On June 10, 2010, Ms. Gillis loaned us $4,000. On March 17, 2011, Ms. Gillis loaned us $1,500. On March 30, 2011, Ms. Gillis loaned us $400. On September 19, 2011, Ms. Gillis loaned us $9,800. On October 11, 2011, Ms. Gillis loaned us $3,000.  She also made loans of $1,000 on April 25, 2012, $200 on May 9, 2012, $1,585 on May 18, 2012 and $382 on May 22, 2012. On May 31, 2012, in connection with the sale of her shares to Mr. Christopherson and her resignation from our company, Ms. Gillis forgave any loans owing to her.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements.  Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Legal Proceedings

We are not aware of any material pending legal proceedings to which we are a party or of which our property is the subject.  We also know of no proceedings to which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange.  Our common stock is quoted on OTC Bulletin Board, under the trading symbol “GRUH”.   We cannot assure you that there will be a market in the future for our common stock.

On June 14, 2012, we filed Articles of Merger with the Nevada Secretary of State to change our name from Guru Health Inc., to Global Stevia Corp.; effected by way of a merger with our wholly-owned subsidiary Global Stevia Corp., which was created solely for the name change.

Also on June 14, 2012, we filed a Certificate of Change with the Nevada Secretary of State to give effect to a forward split of our authorized and issued and outstanding shares of common stock on a 13 new for one (1) old basis and, consequently, our authorized capital increased from 75,000,000 to 975,000,000 shares of common stock and our issued and outstanding shares of common stock increased from 4,600,000 to 59,800,000 shares of common stock, all with a par value of $0.001.

These amendments became effective on June 18, 2012 upon approval from the Financial Industry Regulatory Authority ("FINRA").

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.  Our common stock did not trade until June 18, 2012.  The last trade of our common stock occurred on July 9, 2012 at $0.72 per share for 10,000 shares.

Holders

As of the date of this report there were 13 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future.  The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of the date of this report we did not have any equity compensation plans.

Recent Sales of Unregistered Securities

During the last three years, we completed the following sales of unregistered securities:

•
In March of 2010, we issued 1,600,000 pre-split shares of common stock at a price of $0.005 per share for total cash proceeds of $8,000 to non-US investors in reliance on Regulation S of the Securities Act of 1933, as amended.

•
In April of 2010, we issued 1,000,000 pre-split shares of common stock at a price of $0.005 per share for total cash proceeds of $5,000 to non-US investors in reliance on Regulation S of the Securities Act of 1933, as amended.

Since our inception we have made no purchases of our equity securities.

Description of Registrant’s Securities to be Registered

Our authorized capital stock consists of 975,000,000 shares of common stock, $0.001 par value.

Common Stock

As of the date of this report we had 59,800,000 shares of our common stock issued and outstanding.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our security holders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by our Board of Directors out of funds legally available for the payment of dividends.  From our inception to July 10, 2012 we did not declare any dividends.

We do not intend to issue any cash dividends in the future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  However, it is possible that our management may decide to declare a stock dividend in the future.  Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had any changes in, or disagreements with, our accountants since our inception.

Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

•	Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and
(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or
(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or
(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Item 5.06 Change in Shell Company Status

As a result of the consummation of the transactions described in Item 1.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), our audited financial statements for the period ended May 31, 2010 and year ended May 31, 2011, as well as unaudited financial statements for the period ended February 29, 2012 are incorporated by reference hereby to our Quarterly Report on Form 10-Q filed on April 16, 2012 and our Annual Report on Form 10-K filed on August 29, 2011.  The financial statements of Global Stevia Vietnam will be filed after we complete the acquisition.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Articles of Incorporation of Global Stevia Corp. (formerly Guru Health Inc.) (1)
3.2	Articles of Merger filed with the Nevada Secretary of State on June 14, 2012 (2)
3.3	Certificate of Change filed with the Nevada Secretary of State on June 14, 2012 (2)
3.3	Bylaws of Global Stevia Corp. (formerly Guru Health Inc.) (1)
10.1	Share Purchase Agreement, dated July 10, 2012.
10.2	Growing and Supply Agreement dated July 10, 2012
14.1	Code of Ethics
21	List of Subsidiaries

(1)   Included as an exhibit to our Registration Statement on Form S-1 filed on July 9, 2010.
(2)   Included as an exhibit to our Current Report on Form 8-K filed on June 18, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2012	GLOBAL STEVIA CORP.

	By:	/s/ Matthew Christopherson
Matthew Christopherson
President, Chief Executive Officer and Director